UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 14, 2011

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

121 New York Avenue, Trenton, New Jersey	08638
(Address of Principal Executive Offices)	(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 14, 2011, Clark Holdings Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Agreement for the Provision of Services, dated November 29, 2010, with AlixPartners, LLP (“AlixPartners”), which was previously amended on March 30, 2011 (the “Agreement”).  The Amendment extends the term of the Agreement, which terminated on June 30, 2011.  Under the Amendment, AlixPartners will make Christian Cook available to serve as the Company’s Interim President and Chief Operating Officer through July 2011, with a Company option to extend his services through September 2011.  As compensation, the Company will pay AlixPartners a fee of $70,000, plus expenses, for its services in July, and a fee of $55,000, plus expenses, for its services in August.  The fees for August will be reduced on a pro rata basis in the event the Company opts to terminate the services prior to the end of the month.  The Company will pay AlixPartners on an hourly basis, at $620 an hour, plus expenses, in the event the Company opts to continue the services into September.  Except as amended, the Agreement remains in full force and effect.  Mr. Cook has been a Director of AlixPartners since November 2007 and, in accordance with the Agreement, has been the Company’s Interim President and Chief Operating Officer since December 15, 2010.

A copy of the press release announcing the Amendment is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2011
CLARK HOLDINGS INC.

By:	/s/ Kevan Bloomgren
Name: Kevan Bloomgren
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release.